UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 27, 2010

CHINA BCT PHARMACY GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	033-145620	20-8067060
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

No. 102 Chengzhan Road
Liuzhou City, Guanxi Province
545007 PRChina

(Address Of Principal Executive Offices) (Zip Code)

(011) 86-(772) 363 8318
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 27, 2010, China BCT Pharmacy Group, Inc. (the “Company”) adopted the China BCT Pharmacy Group, Inc. 2010 Omnibus Securities and Incentive Plan (the “Plan”) for the benefit of its employees, nonemployee directors and consultants and the employees, nonemployee directors and consultants of its affiliates, for purposes of assisting the Company to attract, retain and provide incentives to key management employees and nonemployee directors of, and non-employee consultants to, the Company and its affiliates, and to align the interests of such individuals with those of the Company’s stockholders. Accordingly, the Plan provides for the granting of distribution equivalent rights, incentive stock options, non-qualified stock options, performance share awards, performance unit awards, restricted stock awards, restricted stock unit awards, stock appreciation rights, tandem stock appreciation rights, unrestricted stock awards or any combination of the foregoing, as may be best suited to the circumstances of the particular employee, director or consultant as provided in the Plan.

The Company entered into a stock option agreement (the “Tang Stock Option Agreement”) with Hui Tian Tang, the Company’s chief executive officer, made as of June 27, 2010.  The Tang Stock Option Agreement provides for the grant to Mr. Tang of an option to purchase 590,000 shares of the Company’s common stock at an exercise price of $4.00 per share.  The option vests and becomes exercisable with respect to all of the shares solely if the Company’s after-tax net income for fiscal 2010 equals at least U.S. $26,000,000 (excluding any non-cash expenses) (the “2010 Income Target”), determined on the basis of the Company’s audited financial statements for its 2010 fiscal year, as confirmed by the Company’s independent auditor in its report on said financial statements (the “Audit Report”).  If the 2010 Income Target is met, the option shall vest and become exercisable on the date on which the Audit Report is dated, and if the option does not become exercisable on account of the failure to meet the 2010 Income Target, the option shall terminate on the date on which the Audit Report is dated.  The exercise price of the option may be paid for in cash or by a cashless exercise. The option terminates on the earlier of (i) June 27, 2020 or (ii) the date as of which the option has been fully exercised.

The Company also entered into a stock option agreement (the “Zhang Stock Option Agreement”) with Xiaoyan Zhang, the Company’s chief financial officer, made as of June 27, 2010.  The Zhang Stock Option Agreement provides for the grant to Ms. Zhang of an option to purchase 490,000 shares of the Company’s common stock at an exercise price of $4.00 per share.  The option vests and becomes exercisable with respect to all of the shares solely if the Company’s after-tax net income for fiscal 2010 equals at least the 2010 Income Target, determined on the basis of the Company’s audited financial statements for its 2010 fiscal year, as confirmed by the Company’s independent auditor in the Audit Report.  If the 2010 Income Target is met, the option shall vest and become exercisable on the date on which the Audit Report is dated, and if the option does not become exercisable on account of the failure to meet the 2010 Income Target, the option shall terminate on the date on which the Audit Report is dated.  The exercise price of the option may be paid for in cash or by a cashless exercise. The option terminates on the earlier of (i) June 27, 2020 or (ii) the date as of which the option has been fully exercised.

The China BCT Pharmacy Group, Inc. 2010 Omnibus Securities and Incentive Plan is attached hereto as Exhibit 10.1.  The Tang Stock Option Agreement and the Zhang Stock Option Agreement are attached hereto as Exhibits 10.2 and 10.3, respectively.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits:

No.	Description
10.1	2010 Omnibus Securities and Incentive Plan
10.2	Tang Stock Option Agreement made as of June 27, 2010
10.3	Zhang Stock Option Agreement made as of June 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BCT PHARMACY GROUP, INC

Date	By:	/s/ Hui Tian Tang
Name: Hui Tian Tang
Title: Chief Executive Officer

Dated: June 29, 2010

EXHIBIT INDEX

No.	Description
10.1	2010 Omnibus Securities and Incentive Plan
10.2	Tang Stock Option Agreement made as of June 27, 2010
10.3	Zhang Stock Option Agreement made as of June 27, 2010